EXHIBIT 99.1

Whole Foods Market Delivers Record Q1 Sales and EPS

Comparable Store Sales Increase 4.5%, Accelerating on a One- and Two-Year Basis Due Primarily to Traffic Growth; Sales Increase 10% to Record $4.7 Billion; EPS Increase 10% to Record $0.46

AUSTIN, Texas, Feb. 11, 2015 (GLOBE NEWSWIRE) -- Whole Foods Market, Inc. (Nasdaq:WFM) today reported results for the 16-week first quarter ended January 18, 2015.

Q1 Highlights:

  Record total sales of $4.7 billion, a 10% increase over the prior year
  Average weekly sales per store of $724,000, translating to sales per gross square foot of $990
  Comparable store sales growth of 4.5%
  Nine new store openings, translating to 9.4% ending square footage growth
  EBITDA of $396 million, or 8.5% of sales
  Diluted earnings per share of $0.46, a 10% increase over the prior year

During the quarter, the Company produced $387 million in cash flow from operations and invested $252 million in capital expenditures, resulting in free cash flow of $135 million. In addition, the Company returned $43 million in quarterly dividends to shareholders and repurchased $43 million of common stock, or 0.9 million shares. The Company ended the quarter with total cash and cash equivalents, restricted cash, and investments of approximately $1.0 billion. Return on invested capital for the trailing four quarters was 15%.

"We are pleased with our first quarter results which reflect accelerating comparable store sales growth and healthy returns. We attribute our broad-based sales momentum to our customers' positive response to our many strategic initiatives, along with improving consumer confidence," said Walter Robb, co-chief executive officer of Whole Foods Market. "Changing technology has fundamentally altered how and when customers choose to connect with us, and we are rapidly building out an extended experience beyond the four walls of our stores. At the same time, there will always be demand for the dynamic shopping environment, passionate service, and sense of community our stores uniquely deliver. Over the past 37 years, we have demonstrated our retail leadership and are confident we will continue to innovate and lead as we triple our store count to 1,200 over the long term."

The following table provides the Company's comparable store sales results for the last two quarters and for the first three weeks of the current second quarter. The Company has changed its comparable store sales definition from sales of a store being comparable commencing in the 53rd full week after a store is opened or acquired to being comparable in the 57th full week. The difference between the definitions was four basis points in the fourth quarter, five basis points in the first quarter, and 19 basis points for the first three weeks of the second quarter. Going forward, the Company will only report comparable store sales growth on a 57-week basis, which it believes more accurately reflects the true performance of its comparable stores as it minimizes the impact of stores cycling over high opening sales volumes. Companies define comparable store sales differently; thus, growth rates across companies may not be comparable.

	57-Week Comp Definition			53-Week Comp Definition
	Comparable Store Sales Growth	Change in Transactions	Change in Basket Size	Comparable Store Sales Growth	Two-Year Comps
Q4 ended September 28, 2014	3.1%	1.3%	1.8%	3.1%	9.0%
Q1 ended January 18, 2015	4.5%	2.3%	2.2%	4.4%	9.8%
Q2 through February 8, 2015	4.9%	2.9%	2.0%	4.7%	10.3%

Excluding foreign currency impact:
Q4 ended September 28, 2014	3.1%	1.3%	1.8%	3.1%	9.2%
Q1 ended January 18, 2015	4.7%	2.3%	2.4%	4.6%	10.3%
Q2 through February 8, 2015	5.1%	2.9%	2.2%	4.9%	10.6%

Gross margin declined 20 basis points to 34.8% due primarily to higher cost of goods sold as a percentage of sales, including a negative six basis point impact from a $3 million LIFO charge versus no charge in the prior year.

SG&A improved four basis points to 28.5% of sales. Excluding $13 million, or 28 basis points, of estimated incremental marketing costs related to the launch of the Company's "Values Matter" national brand campaign, SG&A improved 33 basis points to 28.2% of sales due to a decrease in salaries and benefits as a percentage of sales.

Comparable stores sales growth by age class, calculated on a 53-week basis for the trailing four quarters, is provided in the following table.

	Trailing			Average Age
	Four-Quarter Comps	# of Stores	% of Square Footage	(s.f. weighted)
> 11 years	2.3%	166	36%	17
5 to 11 years	3.4%	109	38%	8
< 5 years	9.6%	95	26%	3
All comparable stores	4.0%	370	100%	10

Growth and Development

In the first quarter, the Company opened nine new stores, including two relocations and expanding into one new market. In the second quarter, the Company has opened three new stores, including one relocation and one former Dominick's location, and expects to open eight additional stores, including two relocations and two former Dominick's locations.

The Company recently signed 11 new leases, including three new sites in Canada. These leases are located in Sarasota, FL; Chicago, IL; Mandeville, LA; Baltimore, MD; Charlotte, NC; Bridgewater, NJ; Toledo, OH; Bellingham, WA; Calgary, AB; Edmonton, AB; and Victoria, BC.

The Company currently has 408 stores totaling approximately 16 million square feet and expects to cross the 500-store mark in fiscal year 2017. Longer term, the Company sees demand for 1,200 Whole Foods Market stores in the United States. The following table provides additional information about the Company's new and acquired stores and development pipeline for stores scheduled to open through fiscal year 2018.

New Store Information	FY14	FY15 YTD	Current Leases Signed
Number of stores (including relocations)	38	12	116
Relocations	1	3	14
Percentage in new markets	55%	8%	20%
Average store size (gross square feet)	37,000	45,000	42,000
Total square footage	1,408,000	540,000	4,877,000
Average pre-opening expense per store (including rent)	$1.9 mil
Average pre-opening rent per store	$0.7 mil

Fiscal Year 2015 Targets

The Company's targets for fiscal year 2015 are:

  Sales growth over 9%
  Comparable store sales growth in the low to middle single digits
  Square footage growth of 9% to 10% based on 38 to 42 new stores, including five to six relocations
  EBITDA margin of approximately 9%
  ROIC greater than 14%

The Company expects to continue its value strategy and make additional investments in areas such as technology, marketing, and new and existing stores. The Company believes this is the right strategy to drive sales growth over the longer term. Reflecting its ongoing value efforts, the Company expects a greater decline in gross margin, excluding LIFO, in fiscal year 2015 than in fiscal year 2014. The Company expects to maintain expense discipline and improve its cost structure, with the biggest opportunities coming from internal distribution, coordinated purchasing and labor leverage. While quarterly results may fluctuate, the Company expects diluted earnings per share growth for the fiscal year to be in line with or slightly higher than sales growth.

The Company expects store openings to be spread fairly evenly throughout the rest of the fiscal year. For the six remaining former Dominick's locations in Chicago, two are expected to open in each of the second, third and fourth quarters. The Company also notes that Easter will fall in the second quarter of fiscal year 2015 versus the third quarter of fiscal year 2014, positively impacting comparable store sales growth in the second quarter and negatively impacting comparable store sales growth in the third quarter by an estimated 50 to 60 basis points.

Seasonality

The Company notes that average weekly sales and gross profit as a percentage of sales are typically highest in the second and third fiscal quarters, and lowest in the fourth fiscal quarter due to seasonally slower sales during the summer months. Gross profit as a percentage of sales is also lower in the first fiscal quarter due to the product mix of holiday sales.

About Whole Foods Market

Founded in 1978 in Austin, Texas, Whole Foods Market is the leading retailer of natural and organic foods, the first national "Certified Organic" grocer, and uniquely positioned as America's Healthiest Grocery StoreTM. In fiscal year 2014, the Company had sales of approximately $14 billion and currently has 408 stores in the United States, Canada, and the United Kingdom. Whole Foods Market employs approximately 88,000 team members and has been ranked for 17 consecutive years as one of the "100 Best Companies to Work For" in America by Fortune magazine. For more information, please visit www.wholefoodsmarket.com/values-matter.

Disclaimer on Forward-looking Statements

Certain statements in this press release and from time to time in other filings with the Securities and Exchange Commission, news releases, reports, and other written and oral communications made by us and our representatives, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by words such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "could," "can," "may," "will," "likely," "outlook," "depend," "should," "would," "plan," "project," "predict," "forecast," "goal," "target," "sustain," "seek" and similar expressions, and include references to assumptions and relate to our future prospects, developments and business strategies. Except for the historical information contained herein, the matters discussed in this analysis are forward-looking statements that involve risks and uncertainties that may cause our actual results to be materially different from such forward-looking statements and could materially adversely affect our business, financial condition, operating results and cash flows. These risks and uncertainties include general business conditions, changes in overall economic conditions that impact consumer spending, including fuel prices and housing market trends, the impact of competition and other factors which are often beyond the control of the Company, as well other risks listed in the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 2014 and risks and uncertainties not presently known to us or that we currently deem immaterial.

We wish to caution you that you should not place undue reliance on such forward-looking statements, which speak only as of the date on which they were made. We do not undertake any obligation to update forward-looking statements.

The Company will host a conference call today to discuss this earnings announcement at 4:00 p.m. CT. The dial-in number is (877) 876-9177, and the conference ID is "Whole Foods." A simultaneous audio webcast will be available at www.wholefoodsmarket.com/company-info/investor-relations.

Whole Foods Market, Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except per share amounts)

	16 weeks ended
	January 18, 2015	January 19, 2014
Sales	$ 4,671	$ 4,239
Cost of goods sold and occupancy costs	3,045	2,754
Gross profit	1,626	1,485
Selling, general and administrative expenses	1,330	1,209
Operating income before pre-opening and store closure	296	276
Pre-opening expenses	21	16
Relocation, store closure and lease termination costs	4	5
Operating income	271	255
Investment and other income, net of interest expense	3	4
Income before income taxes	274	259
Provision for income taxes	107	101
Net income	$ 167	$ 158
Basic earnings per share	$ 0.46	$ 0.42
Weighted average shares outstanding	359.9	372.3

Diluted earnings per share	$ 0.46	$ 0.42
Weighted average shares outstanding, diluted basis	362.2	375.8

Dividends declared per common share	$ 0.13	$ 0.12

A reconciliation of the numerators and denominators of the basic and diluted earnings per share calculations follows:

	16 weeks ended
	January 18, 2015	January 19, 2014
Net income
(numerator for basic and diluted earnings per share)	$ 167	$ 158
Weighted average common shares outstanding
(denominator for basic earnings per share)	359.9	372.3
Incremental common shares attributable to dilutive effect of share-based awards	2.3	3.5
Weighted average common shares outstanding and
potential additional common shares outstanding
(denominator for diluted earnings per share)	362.2	375.8

Basic earnings per share	$ 0.46	$ 0.42
Diluted earnings per share	$ 0.46	$ 0.42

Whole Foods Market, Inc.
Consolidated Statements of Comprehensive Income (unaudited)
(In millions)

	16 weeks ended
	January 18, 2015	January 19, 2014
Net income	$ 167	$ 158
Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(11)	(5)
Other comprehensive loss, net of tax	(11)	(5)
Comprehensive income	$ 156	$ 153

Whole Foods Market, Inc.
Consolidated Balance Sheets (unaudited)
(In millions)

Assets	January 18, 2015	September 28, 2014
Current assets:
Cash and cash equivalents	$ 266	$ 190
Short-term investments - available-for-sale securities	472	553
Restricted cash	129	109
Accounts receivable	204	198
Merchandise inventories	491	441
Prepaid expenses and other current assets	89	97
Deferred income taxes	168	168
Total current assets	1,819	1,756
Property and equipment, net of accumulated depreciation and amortization	3,019	2,923
Long-term investments - available-for-sale securities	164	120
Goodwill	710	708
Intangible assets, net of accumulated amortization	80	81
Deferred income taxes	134	132
Other assets	27	24
Total assets	$ 5,953	$ 5,744

Liabilities and Shareholders' Equity
Current liabilities:
Current installments of capital lease obligations	$ 3	$ 2
Accounts payable	280	276
Accrued payroll, bonus and other benefits due team members	396	379
Dividends payable	47	43
Other current liabilities	613	557
Total current liabilities	1,339	1,257
Long-term capital lease obligations, less current installments	61	60
Deferred lease liabilities	561	548
Other long-term liabilities	66	66
Total liabilities	2,027	1,931

Commitments and contingencies

Shareholders' equity:
Common stock, no par value, 600.0 shares authorized;
377.1 and 377.1 shares issued; and 360.3 and 360.4 shares outstanding
at 2015 and 2014, respectively	2,876	2,863
Common stock in treasury, at cost, 16.8 and 16.7 shares at 2015 and 2014, respectively	(720)	(711)
Accumulated other comprehensive loss	(18)	(7)
Retained earnings	1,788	1,668
Total shareholders' equity	3,926	3,813
Total liabilities and shareholders' equity	$ 5,953	$ 5,744

Whole Foods Market, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	16 weeks ended
	January 18, 2015	January 19, 2014
Cash flows from operating activities
Net income	$ 167	$ 158
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	125	111
Share-based payment expense	19	18
LIFO expense	3	--
Deferred income tax benefit	(2)	(4)
Excess tax benefit related to exercise of team member stock options	(4)	(5)
Accretion of premium/discount on marketable securities	6	9
Deferred lease liabilities	11	11
Other	3	6
Net change in current assets and liabilities:
Accounts receivable	(6)	(15)
Merchandise inventories	(53)	(40)
Prepaid expenses and other current assets	9	(16)
Accounts payable	5	31
Accrued payroll, bonus and other benefits due team members	17	17
Other current liabilities	87	55
Net change in other long-term liabilities	--	1
Net cash provided by operating activities	387	337
Cash flows from investing activities
Development costs of new locations	(152)	(122)
Other property and equipment expenditures	(100)	(97)
Purchases of available-for-sale securities	(171)	(339)
Sales and maturities of available-for-sale securities	199	289
Increase in restricted cash	(21)	--
Other investing activities	(6)	(4)
Net cash used in investing activities	(251)	(273)
Cash flows from financing activities
Common stock dividends paid	(43)	(37)
Issuance of common stock	23	16
Purchase of treasury stock	(43)	(62)
Excess tax benefit related to exercise of team member stock options	4	5
Net cash used in financing activities	(59)	(78)
Effect of exchange rate changes on cash and cash equivalents	(1)	(5)
Net change in cash and cash equivalents	76	(19)
Cash and cash equivalents at beginning of period	190	290
Cash and cash equivalents at end of period	$ 266	$ 271

Supplemental disclosure of cash flow information:
Federal and state income taxes paid	$ 77	$ 89

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Adjusted EBITDA and Free Cash Flow in the press release as additional information about its operating results. These measures are not in accordance with, or an alternative to, GAAP. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of incentive compensation.

The Company defines Adjusted EBITDA as EBITDA plus non-cash share-based payment expense and deferred rent. The following is a tabular reconciliation of the non-GAAP financial measure Adjusted EBITDA to GAAP net income, which the Company believes to be the most directly comparable GAAP financial measure.

	16 weeks ended
EBITDA and Adjusted EBITDA	January 18, 2015	January 19, 2014
Net income	$ 167	$ 158
Provision for income taxes	107	101
Investment and other income, net of interest expense	(3)	(4)
Operating income	271	255
Depreciation and amortization	125	111
EBITDA	396	366
Share-based payment expense	19	18
Deferred rent	13	10
Adjusted EBITDA	$ 428	$ 394

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures. The following is a tabular reconciliation of the Free Cash Flow non-GAAP financial measure.

	16 weeks ended
Free Cash Flow	January 18, 2015	January 19, 2014
Net cash provided by operating activities	$ 387	$ 337
Development costs of new locations	(152)	(122)
Other property and equipment expenditures	(100)	(97)
Free Cash Flow	$ 135	$ 118

Whole Foods Market, Inc.
Non-GAAP Financial Measures (unaudited)
(In millions)

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides information regarding Return on Invested Capital ("ROIC") as additional information about its operating results. This measure is not in accordance with, or an alternative to, GAAP. The Company's management believes this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses this measure for reviewing the financial results of the Company as well as a component of incentive compensation. The Company defines ROIC as net income divided by average invested capital. Invested capital reflects a trailing four-quarter average.

	52 weeks ended
ROIC	January 18, 2015	January 19, 2014
Net income	$ 588	$ 562

Total rent expense, net of tax[1]	251	226
Estimated depreciation on capitalized operating leases, net of tax[2]	(167)	(150)
Adjusted earnings, including interest related to operating leases	$ 672	$ 638

Average working capital, excluding current portion of long-term debt	$ 662	$ 891
Average property and equipment, net	2,789	2,348
Average other assets	1,105	1,080
Average other liabilities	(590)	(531)
Average invested capital	$ 3,966	$ 3,788
Average estimated asset base of capitalized operating leases[3]	3,278	2,932
Average invested capital, adjusted for capitalization of operating leases	$ 7,244	$ 6,720

ROIC	14.8%	14.8%
ROIC, adjusted for capitalization of operating leases	9.3%	9.5%

[1] Total rent includes minimum base rent of all tendered leases
[2] Estimated depreciation equals two-thirds of total rent expense
[3] Estimated asset base equals eight times total rent expense
CONTACT: Cindy McCann
         VP of Investor Relations
         512.542.0204

         Media Contact:
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         512.542.3031